DELEGATION OF POWER OF ATTORNEY

By those certain Powers of Attorney granted to Benoit Fouilland by (i) Jean-Baptiste Rudelle on August 26, 2017; (ii) Nathalie Balla on May 17, 2017; (iii) Edmond Mesrobian on February 27, 2017; (iv) Hubert de Pesquidoux on September 20, 2017; (v) Rachel Picard on May 22, 2017; (vi) Sharon Fox Spielman on October 5, 2017; (vii) James Warner on September 17, 2017; (viii) Mary Spilman on September 1, 2017; and (ix) Dan Teodosiu on September 1, 2017 (collectively the "POAs", such individuals granting POAs, collectively the "Principals")  regarding Criteo S.A. (the "Company") and certain matters related to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), each of the Principals appointed Benoit Fouilland as the Principals' true and lawful attorney-in-fact to undertake the acts identified in the POAs. Pursuant to the power and authority granted to him in the POAs, including the power of substitution, Benoit Fouilland hereby appoints Ryan Damon, with full power of substitution, to exercise, on behalf of Principals, all power and authority granted to Benoit Fouilland by the POAs. By signing below, Ryan Damon accepts such appointment, but does not assume any of Principals' responsibilities to comply with Section 16 of the Exchange Act.

This Delegation of Power of Attorney shall remain in full force and effect until each of the Principals are no longer required to file Forms 3, 4, and 5 with respect to Principals' holdings of and transactions in securities issued by the Company, unless earlier revoked by Principals or the undersigned in a signed writing delivered to the foregoing substitute attorney-in-fact. This Delegation of Power of Attorney shall not revoke or replace the POAs or any other power of attorney that Principals have previously granted to the undersigned in filing Forms 3, 4, and 5 with respect to Principals holdings of and transactions in securities issued by the Company.

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IN WITNESS WHEREOF, the undersigned has caused this Delegation of Power of Attorney to be executed as of August 3, 2018.

By:    /s/ Benoit Fouilland
Benoit Fouilland

ACKNOWLEDGED AND ACCEPTED

By:    /s/ Ryan Damon
Ryan Damon
Date: August 3, 2018